EXHIBIT 99.6




SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

- -----------------------------------------:
                                         :
SUSAN LURIA, TRUSTEE FOR CARRIE A.       :
LURIA, individually and on behalf of     :
all others similarly situated,           :
                                         :
                              Plaintiff, :
                                         :    Index No. 95118961
                -against-                :
                                         :
CAPITAL CITIES/ABC, INC., ROBERT P.      :
BAUMAN, WARREN E. BUFFET, FRANK T.       :
CARY, THOMAS S. MURPHY, FRANK S. JONES,  :
JOHN B. FAIRCHILD, ANN D. JORDAN,        :
LEONARD H. GOLDENSON, WYNDHAM            :
ROBERTSON, NICHOLAS F. BRADY, DANIEL B.  :
BURKE, M. CABELL WOODWARD, JR., JOHN H.  :
MULLER, JR., ROBERT A. IGER and WALT     :
DISNEY CO.,                              :
                                         :
                             Defendants. :
- -----------------------------------------:


                   CLASS ACTION COMPLAINT

          Plaintiff, by and through her attorneys, alleges as follows:

          1. Plaintiff brings this action as a class action on behalf of herself and all other shareholders of Capital
Cities/ABC Inc. ("CCA" or the "Company") who are similarly situated, against the directors of CCA to enjoin certain actions of the defendants related to the merger of CCA with Walt Disney Co. ("Disney").







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                         I. PARTIES


          2. Plaintiff is and has been at all relevant times the owner of CCA common stock.

          3. Defendant CCA is a corporation organized and existing under the laws of the State of New York with executive offices located at 77 West 66th Street, New York,
New York. The Company operates the ABC Television and Radio
Networks, and owns various newspapers and magazines. As of December 31, 1994, there were approximately 154 million shares of CCA common stock issued and outstanding held by approximately 8,610 shareholders of record, which shares trade on the New York Stock Exchange.

          4.(a) Defendant Thomas S. Murphy ("Murphy") is and was at all relevant times Chairman and Chief Executive
Officer of CCA.

          (b) Defendant Robert A. Iger ("Iger") is and was at all relevant times President, Chief Operating Officer and a director of CCA.

          (c) Defendant John B. Fairchild ("Fairchild") is and was at all relevant times Executive Vice President and a director.

          (d) Defendants Robert P. Bauman ("Bauman"), Warren
E. Buffet ("Buffet"), Frank T. Cary ("Cary"), Frank S. Jones
("Jones"), Ann D. Jordan ("Jordan"),




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Leonard H. Goldenson ("Goldenson"), Wyndham Robertson
("Robertson"), Nicholas F. Brady ("Brady"), Daniel B. Burke ("Burke"), M. Cabell Woodward, Jr. ("Woodward"), and John H. Muller, Jr. ("Muller") are and have been at all relevant times directors of CCA.

          5. Defendant Disney is a corporation organized and existing under the laws of the State of Delaware with executive offices located in Burbank, California. As of September 31, 1993, Disney had over 535.5 million shares of common stock outstanding held by over 408,000 shareholders of record. Defendant Disney is named herein as an aider and abettor to the breach of fiduciary duty described herein.

          6. By virtue of the positions of defendants named in paragraph 4 ("Individual Defendants") as officers and directors of CCA, said defendants were and are in a fiduciary relationship with plaintiff and the other public stockholders of the Company, and owe to plaintiff and the other members of the Class the highest obligations of good faith and fair dealing.

                II. CLASS ACTION ALLEGATIONS

          7. Plaintiff brings this action for declaratory, injunctive and other relief on her own behalf and as a class action, pursuant to Rule 901 et seq. of the New York Civil Practice Law and Rules ("CPLR") and on behalf of all common




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stockholders of CCA (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants) or their successors in interest, who are being deprived of the opportunity to maximize the value of their CCA shares by the wrongful acts of the defendants as described herein.

          8. This action is properly maintainable as a class action for the following reasons:

          (a) The Class of stockholders for whose benefit this action is brought is so numerous that joinder of all class members is impracticable. There are approximately 154 million common shares of CCA outstanding, owned by approximately 8,610 stockholders. Members of the Class are scattered throughout the United States.

          (b) There are questions of law and fact which are common to members of the Class and which predominate over all questions affecting only individual members, including whether the defendants have breached the fiduciary duties owed by them to plaintiff and members of the Class by reason of the acts described herein.

          (c) The claims of plaintiff are typical of the Claims of the other members of the Class and plaintiff has no interests that are adverse or antagonistic to the interests of the Class.




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          (d) Plaintiff is committed to the vigorous
prosecution of this action and has retained competent counsel experienced in litigation of this nature. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

          (e) The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class and establish incompatible standards of conduct for the party opposing the Class.

          (f) Defendants have acted and are about to act on grounds generally applicable to the Class, thereby making appropriate final injunctive or corresponding declaratory relief with respect to the Class as a whole.

         III. BACKGROUND AND SUBSTANTIVE ALLEGATIONS

          9. On or about July 31, 1995, CCA and Disney announced on Dow Jones Newswire that they had entered into a merger agreement pursuant to which each share of CCA common stock would be exchanged for one share of Disney common stock and $65 in cash (the "Merger"). The Merger is valued at approximately $19 billion.

          10. In the July 31, 1995 press release, Disney and
CCA stated that under the terms of the merger agreement,




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any CCA shareholder can elect to receive proportionally more cash or common stock than provided for in the exchange ratio, subject to proration if either the stock or cash portion is oversubscribed, and subject to the option of Disney to increase the cash portion if requested by CCA shareholders.

          11. Defendant Murphy, following the Merger, will relinquish his positions at CCA and join the Disney Board of Directors.

          12. According to reports on Dow Jones Newswire
Disney and CCA agreed to the Merger within 10 days of discussing a business combination.

          13. In agreeing to this change in control, the Individual Defendants were obligated to maximize the value to be received by CCA shareholders. However, in hastily agreeing to the Merger, the actions taken by the Individual Defendants are in gross disregard of the fiduciary duties each of them owes to plaintiff and the other members of the Class, in that they have failed to adequately investigate the market to obtain the highest price and/or the best possible transaction for CCA shareholders.

          14. CCA also has in place a shareholders' rights plan ("poison pill") which operates to make a takeover by an unwanted party prohibitively expensive. Thus, no third party, as a practical matter, could bid for the Company without the tacit approval of the Individual Defendants.

          15. The consideration offered to CCA shareholders pursuant to the announced terms of the Merger is inherently speculative; it is unclear whether Disney will decide to exercise its right to change the mix of cash to stock and therefore it is impossible to estimate the value of the consideration before shareholders tender their shares. By agreeing to this speculative arrangement, the Individual
Defendants have abdicated their obligation to protect the interests of all CCA shareholders, and thus violated their fiduciary duties.

          16. Defendant Disney, without which the Merger would not occur, and with knowledge of the Individual
Defendants' breach of fiduciary duty, has rendered substantial assistance to the Individual Defendants and stands to profit handsomely from the Merger.

          17. Plaintiff and the other Class members are immediately threatened by the acts and transactions complained of herein which will cause irreparable injury to them in that they will be denied the opportunity to share in enhanced shareholder value.

          18. Plaintiff and the Class have no adequate remedy at law.




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          WHEREFORE, plaintiff demands judgment and
preliminary and permanent relief, including injunctive relief, in her favor and in favor of the Class and against defendants as follows:

          A. Declaring that this action is properly maintainable as a class action, and certifying plaintiff as a class representative;

          B. Declaring that the defendants and each of them have committed a gross abuse of trust and have breached their fiduciary duties to plaintiff and the other members of the Class;

          C. Granting injunctive relief with respect to the Merger;

          D. Requiring defendants to conduct an unencumbered market check in a manner designed to maximize shareholder value and enjoin defendants from erecting any unlawful barriers to the acquisition of the Company by any third party which would make CCA less attractive as an acquisition candidate;

          E. Enjoining CCA from enacting or implementing any defensive measures which would otherwise prohibit a third party from making a competing bid for the Company;

          F. Awarding plaintiff and the Class compensatory damages;




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          G. Awarding plaintiff and the Class the costs and
disbursements of this action, including reasonable attorneys' fees and expenses; and

          H. Granting such other and further relief as this Court may deem just and proper.

DATED:  August 1, 1995

                              Yours, etc.


                              ZWERLING, SCHACHTER, ZWERLING
                               & KOPPEL, LLP
                              767 Third Avenue
                              New York, NY 10017-2023
                              (212) 223-3900


                              SAVETT FRUTKIN PODELL
                               & RYAN, P.C.
                              320 Walnut Street, Suite 508
                              Philadelphia, PA 19106
                              (215) 923-5400


                              Attorneys for Plaintiff